Exhibit 10.27

SCHOLAR ROCK HOLDING CORPORATION

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The purpose of this Amended and Restated Non-Employee Director Compensation Policy of Scholar Rock Holding Corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long- term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries. In furtherance of the purpose stated above, all non-employee directors shall be paid compensation for services provided to the Company as set forth below:

Cash Retainers

Annual Retainer for Board Membership: $45,000 for general availability and participation in meetings and conference calls of our Board of Directors, to be paid quarterly in arrears, pro- rated based on the number of actual days served by the director during such calendar quarter.

Additional Annual Retainer for Non-Executive Chair of the Board: $115,000 Additional Retainers for Committee Membership:

Audit Committee Chair:$20,000

Audit Committee member:$10,000

Compensation Committee Chair:$15,000

Compensation Committee member:$7,500

Nominating and Corporate Governance Committee Chair:$10,000

Nominating and Corporate Governance Committee member:$5,000

Science, Innovation and Technology Committee Chair:$15,000

Science, Innovation and Technology Committee member:$7,500

Note: Chair and committee member retainers are in addition to retainers for members of the Board of Directors.

Equity Retainers

Initial Award: An initial, one-time equity award (the “Initial Award”) of (i) an option to purchase 36,000 shares of the Company’s common stock and (ii) 27,000 restricted stock units (or, if less, the number of aggregate shares underlying the Initial Award with a Value that does not exceed $800,000), to each new non-employee director upon his or her election to the Board of Directors, which option and restricted stock units shall vest monthly over three years, provided, however, that all vesting shall cease if the director resigns from the Board of

Directors or otherwise ceases to serve as a director of the Company. If the Initial Award is in the form of a stock option, such stock option shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2018 Stock Option and Incentive Plan, as may be amended from time to time) of the Company’s common stock on the date of grant.

Annual Award: On or after each date of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), each continuing non-employee member of the Board of Directors other than a director receiving an Initial Award less than three (3) months prior to such Annual Meeting, will receive an annual equity award (the “Annual Award”) as follows:

(i)	for any non-employee director who has served as a member of the Board of Directors for at least nine (9) months, (i) an option to purchase 18,000 shares of the Company’s common stock and (ii) 13,500 restricted stock units (or, if less, the number of aggregate shares underlying the Annual Award with a Value that does not exceed $400,000); and
(ii)	for any non-employee director who has served as a member of the Board of Directors for less than nine (9) months but at least three (3) months, (i) an option to purchase that number of shares of the Company’s common stock equal to the number of full months served by such non-employee director as of such Annual Meeting divided by 12 (the “Applicable Fraction”) and multiplied by 18,000 and (ii) restricted stock units equal to the Applicable Fraction multiplied by 13,500 (or, if less, the number of aggregate shares underlying the Annual Award with a Value that does not exceed the product of the Applicable Fraction multiplied by $400,000), such option and restricted stock units shall vest on the earlier of the first anniversary following the date of grant or the next scheduled Annual Meeting; provided, however, that all vesting shall cease if the director resigns from the Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting. If the Annual Award is in the form of a stock option, such stock option shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2018 Stock Option and Incentive Plan) of the Company’s common stock on the date of grant.

Value: For purposes of this Policy, “Value” means the grant date fair value of the option (i.e., Black-Scholes Value) determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under

Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by non- employee directors in attending meetings of the Board or any Committee.

Amended and Restated version, adopted June 16, 2020, as amended on March 16, 2021, May 26,

2022, June 21, 2023 and April 9, 2024.